UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 15, 2012

AuraSource, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 South Price Road, Suite 219 Chandler, AZ	85286
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 292-7179

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2012, we entered into an agreement with Gulf Coast Holdings, LLC (“GCH”) to reserve export ready 1 million tons of 64% Fe higher content iron ore and 13 million 45% grade lower content iron ore, and 2 million tons of manganese ore. We agreed to issue 16 million shares of our common stock to GCH or assigns (“Mineral Deposit Shares”). The Mineral Deposit Shares shall vest and be delivered as follows; 5 million immediately, 11 million upon the successful completion of the first customer order of total revenue over $5 million. Success shall be defined as customer acceptance of order and final payment. To the extent a successful order does not occur the unvested Mineral Deposit Shares shall be returned to our treasury and cancelled. GCH has the right to designate two board members who we mutually agree to. A copy of the Mineral Reserve Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On February 15, 2012, we entered into an agreement with Gulf Coast Mining Group, LLC (“GCM”) to purchase (i) higher content iron ore, lower content iron ore and manganese ore (collectively, the "Minerals") which will be delivered loose in bulk modified FOB. A copy of the Agreement to Purchase Minerals is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

On February 15, 2012, we entered into an agreement with Gulf Coast Holdings, LLC (“GCH”) appointing GCH as the exclusive North American licensee for use and exploitation of our technology as relates to applications involving precious metals in exchange for royalty payments of five percent of gross revenues. A copy of the Exclusive License Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On February 15, 2012, we entered into an agreement with GCH to reserve export ready 1 million tons of 64% Fe higher content iron ore and 13 million 45% grade lower content iron ore, and 2 million tons of manganese ore. We agreed to issue 16 million shares of our common stock to GCH or assigns. On February 19, 2012, GCH assigned 100% of its interest in the Mineral Reserve Agreement to Hong Kong Minerals Holdings Limited (the "Investor"). The Mineral Deposit Shares shall vest and be delivered as follows: 5 million immediately, 11 million upon the successful completion of the first customer order of total revenue over $5 million. Success shall be defined as customer acceptance of order and final payment. To the extent a successful order does not occur the unvested Mineral Deposit Shares shall be returned to our treasury and cancelled. GCH has the right to designate two board members, one of whom is to be mutually agreed. The Company has no material prior relationship with GCH or the Investor other than what is set forth above.

The issuance of the shares of the Company’s common stock to the Investor pursuant to the Mineral Reserve Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act, as the Mineral Deposit Shares were issued to accredited investors and were not sold through any general solicitation or advertisement. The shares sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration.

A copy of the Mineral Reserve Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company approved the issuance to each member of the Board of Directors of 950,000 options with an exercise price of $0.28.  The options will vest upon the company earning $5 million in revenues. The options will expire in 5 years.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 Mineral Reserve Agreement between Gulf Coast Holdings, LLC and AuraSource, Inc. dated February 15, 2012.

10.2 Agreement to Purchase Minerals between Gulf Coast Mining, LLC and AuraSource, Inc. dated February 15, 2012.

10.3 Exclusive License Agreement between Gulf Coast Holdings, LLC and AuraSource, Inc. dated February 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AuraSource, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURASOURCE, INC.

Date: February 21, 2012 By: /s/ Eric Stoppenhagen

Eric Stoppenhagen

Chief Financial Officer